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                                  EXHIBIT 99.1

                            Americorp - form of proxy




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                             REVOCABLE PROXY - AMERICORP
               SPECIAL MEETING OF SHAREHOLDERS - _______________, 1998

     The undersigned shareholder(s) of Americorp hereby appoints, constitutes and nominates ___________________________________________________, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Americorp which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at __________________, California on ________________________, 1998 at _______ ____. m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     1. MERGER AGREEMENT. To consider and vote upon a proposal to approve the principal terms of the amended Agreement to Merge and Plan of Reorganization dated as of July 7, 1998 and amended on September 17, 1998, (the "Agreement") by and among Americorp, American Commercial Bank (the "Bank") and Channel Islands Bank ("CIB") and the transactions contemplated thereby pursuant to which (i) CIB will merge with and into the Bank and the Bank will continue as the surviving bank, and (ii) the shareholders of CIB will become shareholders of Americorp in accordance with the exchange ratio set forth in the Agreement.

          [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN


     2.   STOCK OPTION PLAN.   To consider and vote upon a proposal to adopt a
          new stock option plan for Americorp in accordance with the Agreement.

          [ ]   FOR                [ ]   AGAINST            [ ]   ABSTAIN

          3. OTHER BUSINESS. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.


                              (CONTINUED ON THE REVERSE)



                                     EXHIBIT 99.1
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS. IF NO INSTRUCTION IS SPECIFIED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ON THIS PROXY. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE SPECIAL MEETING, THE PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WHO WILL MAKE ANY SUCH DETERMINATION IN THEIR SOLE DISCRETION.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE.

     The undersigned hereby acknowledges receipt of the combined Notice of Special Meeting and the Joint Proxy Statement/Prospectus that accompanies this proxy and ratifies all lawful actions taken by the above-named proxies.

Signature(s)                                      Date:
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Number of shares
                 --------------

I (We) will [ ] will not [ ] attend the Special Meeting in person.

NOTE: Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.






                                     EXHIBIT 99.1